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                                                                    Exhibit 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Rhone-Poulenc Rorer, Inc. on Form S-8 of our report dated January 26, 1996 on our audits of the consolidated financial statements of Rhone-Poulenc Rorer, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We consent to the references to our firm under the caption "Experts."



     COOPERS & LYBRAND LLP

     /s/ Coopers & Lybrand LLP

     Philadelphia, Pennsylvania

     December 23, 1996